UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The controlling persons of the company’s majority-owned subsidiary, Ice Surface Development, Inc. ("ISDI"), namely, its chief executive officer, chief operating officer and vice-president of manufacturing have served notice upon ISDI that they are prepared to commence arbitration against ISDI to recover approximately $925,000 of unpaid salaries allegedly due them under certain employment agreements with ISDI. In connection with such arbitration, the three ISDI executive officers have petitioned the Supreme Court of the State of New York for the Seventh Judicial District for an order restraining the company from assigning the license held by ISDI to Ice Engineering, LLC in exchange for a 5% royalty until the arbitration is completed.

The company believes the assertions made by the three ISDI executive officers are completely without merit. Specifically, at an ISDI shareholders meeting duly held on June 7, 2007, the shareholders voted to pay such alleged salaries in full by converting the amount of such salaries into shares of ISDI common stock, a form of payment explicitly authorized under the subject employment agreements and reiterated in the company’s annual and quarterly reports since the quartered ended March 31, 2002.

Secondly, the requested relief is moot since the license was assigned to Ice Engineering, effective June 15, 2007. Such assignment was made in accordance with with a Plan of Complete Liquidation and Dissolution duly adopted by the ISDI shareholders on June 7, 2007.

Third, the company is not a party to the arbitration. The employment agreements in question are between the executive officers of ISDI on the one hand and ISDI itself and do not involve, directly or indirectly, the company nor any of its other subsidiaries. Consequently, the company can not be compelled to arbitrate any claims of the executive officers for allegedly lost salaries. In this connection, the company believes that whether the agreements were the product of arms-length negotiation is open to question since the three petitioners have effectively controlled ISDI since March, 2002.

Fourth, the employment agreements, by their terms, expired on July 31, 2004 and the company is not aware of any extension of the term of such agreements. By their terms, any arbitration with respect to such employment agreements must have been commenced within six months of their expiration, namely, January 31, 2005. Thus, the company believes that the executives’ claims are time-barred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

July 30, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO